Exhibit 99.1

August 31, 2021

Gary Norcross
Chairman & CEO
Fidelity National Information Services, Inc.
601 Riverside Avenue.
Jacksonville, Florida 32204

Dear Gary,

Since a conflict has recently arisen that we agree could not be cured with respect to my continued service on the Board, I regret that I am tendering my resignation from the FIS Board effective as of the date of this letter. I have thoroughly enjoyed my time on the FIS Board and wish you and the Board nothing but continued success in the future.

Sincerely,

/s/ Mark Hawkins

Mark Hawkins